Exhibit 4.3

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Illinois Commerce Commission ID Nos.: Ill. C.C. No. 6710

AMEREN ILLINOIS COMPANY 4.15% SENIOR SECURED NOTE DUE 2046

CUSIP: 02361D AQ3	NUMBER: 2
ISIN: US02361D AQ34

ORIGINAL ISSUE DATE: September 15, 2016	PRINCIPAL AMOUNT: $240,000,000

INTEREST RATE: 4.15%	MATURITY DATE: March 15, 2046

AMEREN ILLINOIS COMPANY, a corporation of the State of Illinois (the “COMPANY”), for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED FORTY MILLION DOLLARS ($240,000,000) on the Maturity Date set forth above, and to pay interest thereon from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing March 15, 2017, and on the Maturity Date, at the per annum Interest Rate set forth above until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon acceleration), will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1, as the case may be, whether or not a Business Day, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided further, that interest payable on the Maturity Date set forth above or, if applicable, upon acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days nor fewer than ten days prior to such Special Record Date. Payment of the principal of and interest and premium on this Note shall be payable pursuant to Section 2.12(a) of the Indenture.

This Note is a Global Note in respect of a duly authorized issue of 4.15% Senior Secured Notes due 2046 (the “NOTES OF THIS SERIES”, which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of June 1, 2006 between the Company (as successor to Illinois Power Company) and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “TRUSTEE”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “INDENTURE”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note has been issued in respect of the series designated on the first page hereof, issued in the initial aggregate principal amount of $250,000,000.

The Notes will be secured by first mortgage bonds (the “SENIOR NOTE MORTGAGE BONDS”) delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “MORTGAGE TRUSTEE”), as supplemented and modified (collectively, the “MORTGAGE”). Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of first mortgage bonds under the Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note of this Series issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note, as the case may be.

The Notes of this Series shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on this Note will accrue from and including the Original Issue Date specified above to, but excluding, March 15, 2017, and thereafter, from and including each Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, the Maturity Date or any redemption date, as the case may be.

All or a portion of the Notes of this Series may be redeemed at the option of the Company at any time or from time to time. The redemption price for the Notes of this Series to be redeemed on any redemption date prior to September 15, 2045 (six months prior to the Maturity Date) will be equal to the greater of the following amounts: (a) 100% of the principal amount of the Notes of this Series being redeemed on that redemption date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of this Series being redeemed on that redemption date that would be payable if such Notes matured on September 15, 2045, six months prior to the Maturity Date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. The redemption price for the Notes of this Series to be redeemed on any redemption date on or after September 15, 2045 (six months prior to the Maturity Date) will be equal to 100% of the principal amount of the Notes of this Series being redeemed on that redemption date plus accrued and unpaid interest thereon to the redemption date. The redemption price shall be payable to the Person to whom principal shall be payable except that installments of interest on Notes of this Series that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holder of this Note as of the close of business on the relevant Regular Record Date.

With respect to a redemption occurring prior to September 15, 2045, the Company shall give the Trustee written notice of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes of this Series to be redeemed, and, if less than all Notes of this Series are to be redeemed, the particular Notes of this Series to be redeemed will be selected by the Trustee in such manner as it shall deem appropriate and fair; provided, that as long as the Notes of this Series are represented by global certificates registered in the name of The Depository Trust Company (“DTC”), or its nominee, beneficial interests in such global certificates will be selected for redemption by DTC in accordance with its standard procedures therefor. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes of this Series or portions thereof called for redemption.

Any notice of redemption at the Company’s option may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on, the Notes of this Series or portions thereof called for redemption, and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Notes or portions thereof.

“ADJUSTED TREASURY RATE” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“COMPARABLE TREASURY ISSUE” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes of this Series to be redeemed (assuming, for this purpose, that the Notes of this Series matured on September 15, 2045, six months prior to the Maturity Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes of this Series.

“COMPARABLE TREASURY PRICE” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

“REFERENCE TREASURY DEALER” means (A) BNP Paribas Securities Corp., Goldman, Sachs & Co., TD Securities (USA) LLC and a Primary Treasury Dealer (as defined below) selected by each of Mitsubishi UFJ Securities (USA), Inc. and SunTrust Robinson Humphrey, Inc., or, in each case, an affiliate thereof, which are primary U.S. Government securities dealers in the United States (each, a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

“REFERENCE TREASURY DEALER QUOTATIONS” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30 day months). If any Interest Payment Date falls on a day that is not a Business Day, the interest due on such Interest Payment Date will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay). If the Maturity Date of this Note or any redemption date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or redemption date, and no interest on such payment shall accrue for the period from and after the Maturity Date or such redemption date.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes of this Series (except for certain obligations including obligations to register the transfer or exchange of Notes of this Series, replace stolen, lost or mutilated Notes of this Series, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes of this Series on the dates such payments are due in accordance with the terms of the Notes of this Series.

If an Event of Default shall occur and be continuing with respect to the Notes, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the redemption of the Senior Note Mortgage Bonds to the extent provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of a majority in aggregate principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed herein.

No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMEREN ILLINOIS COMPANY

By:	/s/ Ryan J. Martin
Ryan J. Martin
Title:	Vice President and Treasurer

Attest:	/s/ Craig W. Stensland
Craig W. Stensland
Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: December 6, 2016

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:	/s/ R. Tarnas
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT
MIN ACT - Custodian
(Cust) (Minor)

TEN ENT — as tenants by the entireties	Under Uniform Gifts to Minors

JT TEN — as joint tenants with right of survivorship and not as tenants in common
State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby
irrevocably constituting and appointing attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”)